SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:
|X| Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
|_| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                                MSB BANCORP, INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                       N/A
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|X|  No fee required.
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4) Proposed maximum aggregate value of transaction:
     (5) Total fee paid:

|_|  Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)      Amount Previously Paid:
     (2)      Form, Schedule or Registration Statement No.:
     (3)      Filing Party:
     (4)      Date Filed:

                                MSB BANCORP, INC.
                               35 MATTHEWS STREET
                             GOSHEN, NEW YORK 10924
                                 (914) 294-8100



                                                   March 10, 1997



Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders (the "Meeting") of MSB Bancorp, Inc. ("MSB Bancorp" or the "Company"), the holding company for MSB Bank, Goshen, New York, which will be held on April 24, 1997, at 10:00 a.m., at the South Street Office of MSB Bank, 4 South Street, Middletown, New York 10940.

         The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe the formal business to be transacted at the Meeting. Directors and officers of MSB Bancorp, as well as a representative of KPMG Peat Marwick LLP, the accounting firm appointed by the Board of Directors to be the Company's independent auditors for the fiscal year ending December 31, 1997, will be present at the Meeting to respond to any questions that our stockholders may have.

         The Board of Directors of MSB Bancorp has determined that an affirmative vote on each of matters 1, 2 and 3 to be considered at the Meeting is in the best interests of the Company and its stockholders and unanimously recommends a vote "FOR" each of these matters.

         PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. YOUR COOPERATION IS APPRECIATED SINCE A MAJORITY OF THE COMMON STOCK MUST BE REPRESENTED, EITHER IN PERSON OR BY PROXY, TO CONSTITUTE A QUORUM FOR THE CONDUCT OF BUSINESS.

         On behalf of the Board of Directors and all of the employees of MSB Bancorp and MSB Bank, we wish to thank you for your continued support. We appreciate your interest.


                                          Sincerely yours,



                                          William C. Myers
                                          CHAIRMAN OF THE BOARD, PRESIDENT AND
                                          CHIEF EXECUTIVE OFFICER

                                MSB BANCORP, INC.
                               35 MATTHEWS STREET
                             GOSHEN, NEW YORK 10924
                                 (914) 294-8100

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 24, 1997

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of MSB Bancorp, Inc. ("MSB Bancorp" or the "Company") will be held on April 24, 1997, at 10:00 a.m., at the South Street Office of MSB Bank, 4 South Street, Middletown, New York 10940.

         The Meeting is for the purpose of considering and voting upon the following matters:

         1.       The election of three directors for terms of three years each;

         2. The amendment of the Company's Certificate of Incorporation to eliminate the provisions that prohibit record owners of the Company's common stock who beneficially own in excess of 10% of the outstanding shares of common stock (the "Limit") from voting any shares of common stock in excess of the Limit;

         3. The ratification of the appointment of KPMG Peat Marwick LLP as independent auditors of the Company for the year ending December 31, 1997; and

         4. Such other matters as may properly come before the Meeting or any adjournment or postponement thereof.

         The Board of Directors has established February 25, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournment or postponement thereof. Only holders of record of the common stock of the Company as of the close of business on that date will be entitled to vote at the Meeting or any adjournment or postponement thereof. In the event there are not sufficient votes to approve or ratify any one or more of the foregoing proposals at the time of the Meeting, the Meeting may be adjourned or postponed in order to permit further solicitation of proxies by the Company. A list of stockholders entitled to vote at the Meeting will be available at MSB Bank, 35 Matthews Street, Goshen, New York 10924, for a period of ten days prior to the Meeting and will also be available at the Meeting.

         EACH STOCKHOLDER, WHETHER OR NOT HE OR SHE PLANS TO ATTEND THE MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY A STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE CORPORATE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM THE HOLDER OF RECORD OF YOUR SHARES TO VOTE PERSONALLY AT THE MEETING.

                                          By Order of the Board of Directors,




                                          Karen DeLuca
                                          Secretary
Goshen, New York
March 10, 1997

                                MSB BANCORP, INC.
                               35 MATTHEWS STREET
                             GOSHEN, NEW YORK 10924
                                 (914) 294-8100

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 24, 1997



                               GENERAL INFORMATION

SOLICITATION AND VOTING OF PROXIES

         This proxy statement is being furnished to stockholders of MSB Bancorp, Inc. ("MSB Bancorp" or the "Company") in connection with the solicitation by the Board of Directors of the Company (the "Board" or "Board of Directors") of proxies to be used at the Annual Meeting of Stockholders (the "Meeting") to be held at the South Street Office of MSB Bank, 4 South Street, Middletown, New York 10940, on April 24, 1997 at 10:00 a.m., and at any adjournment or postponement thereof. The Company's 1996 Annual Report to Stockholders, which includes a copy of the Company's Form 10-K, as filed with the Securities and Exchange Commission, and the Company's consolidated financial statements for the fiscal year ended December 31, 1996, accompanies this proxy statement, which is first being mailed to stockholders on or about March 10, 1997.

         Regardless of the number of shares of common stock you own, it is important that your shares be represented by proxy or in person at the Meeting. Stockholders are requested to vote by completing, signing and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope. Stockholders are urged to indicate their vote in the spaces provided on the proxy card. PROXIES SOLICITED BY THE BOARD OF DIRECTORS OF MSB BANCORP WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS GIVEN THEREIN. WHERE NO INSTRUCTIONS ARE INDICATED, PROXIES WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 TO BE VOTED ON AT THE MEETING AS PRESENTED IN THIS PROXY STATEMENT.

         The Board of Directors knows of no additional matters that will be presented for consideration at the Meeting. Execution of a proxy, however, confers on the designated proxyholders discretionary authority to vote the shares in such a manner as shall be determined by a majority of the Board of Directors on such other business, if any, that may properly come before the Meeting or any adjournment or postponement thereof.

         As to the election of directors, the proxy card being provided by the Board of Directors enables a stockholder to vote for the election of the nominees proposed by the Board or to withhold authority to vote for one or more of the nominees being proposed. Under Delaware law and the Company's Certificate of Incorporation and By-laws, directors are elected by a plurality of shares voted, without regard to either (i) broker non-votes or (ii) proxies as to which authority to vote for one or more of the nominees being proposed is withheld.

         Concerning all other matters, by checking the appropriate box, you may:
(i) vote "FOR" the item; (ii) vote "AGAINST" the item; or (iii) "ABSTAIN" with respect to such item. Under the Company's Certificate of Incorporation and By-laws, unless otherwise required by law, the affirmative vote of the holders of at least 80% of the outstanding shares of the Company's common stock on February 25, 1997 (after giving effect to the "Limit," as discussed below under "Voting Securities") is required to adopt Proposal 2 to amend the Company's Certificate of Incorporation to eliminate the "Limit." Under the Company's Certificate of Incorporation and By-laws, unless otherwise required by law, all other matters shall be determined by a majority of the votes cast affirmatively or negatively, without regard to either (a) broker non-votes or (b) proxies marked "ABSTAIN" as to that matter.

         Proxies solicited hereby will be returned to the Board and will be tabulated by inspectors of election designated by the Board, who will not be employed by, or be a director of, the Company or any of its affiliates.

         A proxy may be revoked at any time prior to its exercise by the filing of a written notice of revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date or by attending the Meeting and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from the holder of record of your shares to vote personally at the Meeting.

         The cost of solicitation of proxies on behalf of management will be borne by the Company. In addition to the solicitation of proxies by mail, D.F. King & Co., Inc., a proxy solicitation firm, will assist the Company in soliciting proxies for the Meeting and will be paid a fee of $6,500, plus out-of-pocket expenses. Proxies may also be solicited personally or by telephone or telegraph by directors, officers and regular employees of the Company and MSB Bank (the "Bank"), without additional compensation therefor. MSB Bancorp will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in doing so.

VOTING SECURITIES

         The securities which may be voted at the Meeting consist of shares of common stock of MSB Bancorp (the "Common Stock"), with each share entitling its owner to one vote on all matters to be voted on at the Meeting, except as described below. There is no cumulative voting for the election of directors. The close of business on February 25, 1997 has been fixed by the Board of Directors as the record date ("Record Date") for the determination of stockholders entitled to notice of and to vote at the Meeting and any adjournment or postponement thereof. The total number of shares of Common Stock outstanding on the Record Date was 2,833,936 shares.

         As provided in the Company's Certificate of Incorporation, record owners of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the "Limit") are not entitled to any vote in respect of the shares held in excess of the Limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as persons acting in concert with, such person or entity. The Company's Certificate of Incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit to supply information to the Company to enable the Board to implement and apply the Limit. As described under "Proposal 2. Amendment of Certificate of Incorporation to Eliminate the "Limit,"" the Company is soliciting the vote of its stockholders to eliminate the provisions regarding the Limit from its Certificate of Incorporation.

         The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of Common Stock entitled to vote (after subtracting any shares in excess of the Limit) is necessary to constitute a quorum at the Meeting. In the event that a quorum is not obtained, or if fewer shares of Common Stock are voted to approve or ratify any proposal than the number required for approval or ratification, the Meeting may be adjourned or postponed in order to permit the further solicitation of proxies. At any subsequent reconvening of the Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Meeting (except for any proxies which have theretofore effectively been revoked or withdrawn).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth certain information as to those persons believed by management to be beneficial owners of more than 5% of the outstanding shares of Common Stock on February 1, 1997, as disclosed in certain reports regarding such ownership filed with the Company or with the Securities and Exchange Commission (the "SEC"), in accordance with Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), by such persons and groups. Other than those persons listed below, the Company is not aware of any person or group, as such term is defined in the Exchange Act, that owns more than 5% of the Common Stock as of February 1, 1997.


                   NAME AND ADDRESS               NUMBER         PERCENT OF
TITLE OF CLASS     OF BENEFICIAL OWNER            OF SHARES      CLASS(1)
--------------     -------------------            ---------      --------

Common Stock       Middletown Savings Bank        163,557(2)         5.8%
                   Employee Stock Ownership
                   Plan and Trust ("ESOP")
                   35 Matthews Street
                   Goshen, New York 10924

Common Stock       Kahn Brothers & Co., Inc.      [      ](3)       [   ]%
                   One Exchange Plaza
                   New York, New York 10006

---------------

(1) The total number of shares of Common Stock outstanding on February 1, 1997 was 2,833,936 shares.

(2) Shares of Common Stock were acquired by the ESOP in the conversion of the Bank from mutual to stock form (the "Conversion"). A committee consisting of non-employee members of the Board of Directors administers the ESOP ("ESOP Committee"). An unrelated corporate trustee for the ESOP ("ESOP Trustee") has been appointed by the Board of Directors. The Committee instructs the ESOP Trustee regarding investment of funds contributed to the ESOP. Each member of the Committee disclaims beneficial ownership of the shares of Common Stock held in the ESOP. Shares purchased by the ESOP are held in a suspense account and released for allocation to participants' accounts annually. The ESOP Trustee must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees. Unallocated shares held in the suspense account will be voted by the ESOP Trustee in a manner calculated to most accurately reflect the instructions it has received from participants regarding the allocated stock, provided such instructions do not conflict with the ESOP Trustee's fiduciary obligations under ERISA. At February 1, 1997, 89,405 shares were allocated to participants and 74,152 shares were unallocated.

(3) Information is based on a Schedule 13G dated February [ ], 1997, in which Kahn Brothers & Company disclosed that it had shared dispositive power over all of the shares and sole voting power over none of the shares.

STOCK OWNERSHIP OF MANAGEMENT

         The following table sets forth information with respect to the shares of Common Stock beneficially owned by each director of the Company, by each Named Executive Officer of the Company identified in the Summary Compensation Table included elsewhere herein and all directors and executive officers of the Company or the Company's wholly owned subsidiary, MSB Bank, as a group as of February 1, 1997. For purposes of this table, an individual is considered to "beneficially own" any securities (a) over which he or she exercises sole or shared voting or investment power or (b) of which he or she has the right to acquire beneficial ownership, including the right to acquire beneficial ownership by the exercise of stock options, within 60 days after February 1, 1997. As used herein, "voting power" includes the power to vote, or direct the voting of, such securities, and "investment power" includes the power to dispose, or direct the disposition of, such securities.

                                                                            AMOUNT AND               PERCENT OF
                                                                             NATURE OF                 COMMON
                                                                            BENEFICIAL                  STOCK
         NAME                                      TITLE                   OWNERSHIP(1)            OUTSTANDING(9)
         ----                                      -----                   ------------            --------------
William C. Myers                       Chairman of the Board,                   36,419(2)(3)                1.3%
                                       President and Chief
                                       Executive Officer,
                                       Director
Gill Mackay                            Executive Vice                           34,130(2)(3)(6)             1.2%
                                       President and Chief
                                       Operating Officer
Joan M. Costello                       Director                                 10,244(4)(5)(7)             0.4%
Ralph W. Decker                        Director                                 30,511(4)(5)(6)(7)          1.1%
Joseph R. Donovan                      Director                                  7,139(4)(5)(7)             0.2%
John L. Krause                         Director                                 14,403(4)(5)(7)             0.5%
John W. Norton                         Director                                 13,074(4)(5)(7)             0.5%
Douglas Porto                          Director                                 18,073(4)(5)(6)(7)          0.6%
Nicholas J. Scali                      Director                                 27,379(2)(3)(7)             1.0%
Daniel R. Snyder                       Director                                 15,094(4)(5)(6)             0.5%
Frederick B. Wildfoerster, Jr.         Director                                 11,798(4)(5)(7)             0.4%
All directors and executive                                                    226,063(7)(8)                8.0%
officers as a group
(14 persons)(7)


------------------
(1) Except as otherwise noted, each person or relative of such person whose shares are included herein exercises sole (or shared with spouse, relative or affiliate) voting or dispositive power as to the shares reported.

(2) Includes 4,416, 2,994 and 1,472 shares with respect to Messrs. Scali, Myers and Mackay, respectively, awarded under the MSB Bank Recognition and Retention Plans and Trusts ("BRPs") as to which they may exercise voting, but not dispositive, power. Also includes 8,995 and 15,456 shares which may be acquired by Mr. Myers and Mr. Mackay, respectively, pursuant to options granted under the MSB Bancorp, Inc. 1992 Incentive Stock Option Plan (the "Incentive Stock Plan")

                                             (NOTES CONTINUED ON FOLLOWING PAGE)
         which are presently exercisable. Excludes 6,440 and 3,864 shares underlying options for Mr. Myers and Mr. Mackay, respectively, which are not exercisable within 60 days.

(3) Includes 3,796 and 5,045 shares held by the MSB 401(k) Savings Plan ("401(k) Plan") trustee which are allocable to the accounts of Mr. Myers and Mr. Mackay, respectively, and as to which each shares voting and dispositive power. Mr. Myers has elected to periodically purchase additional shares at fair market value through the 401(k) Plan trustee for his 401(k) Plan account, which shares will be reported upon the receipt of the 401(k) Plan annual account report. Also includes 5,848, 4,272, and 486 shares allocated to Mr. Myers, Mr. Mackay and Mr. Scali, respectively, under the ESOP as to which each may exercise voting power, but not dispositive power, except in limited circumstances. Does not include 74,152 shares held in the trust established for the ESOP that have not been allocated to any individual's account and as to which the members of the Bank's ESOP Committee, which consists of Dr. Decker, Dr. Krause and Mr. Porto, may be deemed to share dispositive power. Each member of the ESOP Committee disclaims beneficial ownership of such shares.

(4)      Includes 5,603, 6,017, 7,497, 5,486, 6,128, 5,459, 8,997 and 4,113
         shares which may be acquired by Drs. Decker and Krause, Messrs. Wildfoerster and Donovan, Ms. Costello, Messrs. Norton, Porto and Snyder, respectively, pursuant to options granted under the MSB Bancorp, Inc. 1992 Stock Option Plan for Outside Directors ("Directors' Option Plan") which are presently exercisable.

(5) Includes 460 shares awarded to each outside director under the BRPs as to which each such director may exercise voting, but not dispositive, power.

(6) Includes shares over which individuals share voting and investment power (other than disclosed in notes 3, 4 and 5) as follows: Mr. Mackay, 410 shares; Mr. Decker, 23,068 shares; Mr. Porto, 6,696 shares; and Mr. Snyder, 400 shares.

(7) Does not include 6,137 shares of Common Stock held by the trust established for the MSB Bank Directors' Deferred Compensation Plan and the MSB Bank Officers' Deferred Compensation Plan as to which the members of the Bank's Administrative Committee, which consists of all of the members of the Board of Directors except Mr. Snyder and Mr. Myers may be deemed to share dispositive power. Each member of the Administrative Committee disclaims beneficial ownership of such shares.

(8) Excludes 10,304 shares with respect to all executive officers which may be acquired pursuant to options granted under the Incentive Stock Plan, which are not exercisable within 60 days. Includes 12,512 shares awarded to directors and all executive officers under the BRPs, as to which the directors and officers may exercise voting, but not dispositive power, and excludes 3,860 shares held by the BRPs which have not been allocated as to which executive officers may share voting, but not dispositive, power. Includes 73,751 shares subject to options awarded to directors and officers under the Directors' Option Plan and Incentive Stock Plan which are presently exercisable. Includes 16,104 shares allocated to executive officers and to Mr. Scali under the ESOP, as to which such individuals may exercise voting, but not dispositive power, except in limited circumstances. Includes 10,631 shares held by the 401(k) Plan trustee which are allocable to the accounts of the executive officers and as to which such officers shares voting and dispositive power.

(9) Percentages with respect to each person or group of persons have been calculated on the basis of 2,833,936 shares of Common Stock, the number of shares of Common Stock outstanding as of February 1, 1997, plus the number of shares of Common Stock which such person or group has the right to acquire within 60 days after February 1, 1997 by the exercise of stock options.

                     PROPOSALS TO BE VOTED ON AT THE MEETING

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

         Pursuant to the Company's By-laws, the number of directors of the Company is set at ten (10) unless otherwise designated by the Board. The ten members of the Board of Directors of the Company also presently serve as directors of the Bank. Directors are divided into three classes, each elected for a three year term, with a term of office of only one of the three classes of directors expiring each year. Directors serve until their successors are elected and qualified.

         The three nominees proposed for election at the Meeting are John W. Norton, Nicholas J. Scali and Daniel R. Snyder. All nominees named are presently directors of the Company and the Bank.

         In the event that any such nominee is unable to serve or declines to serve for any reason, it is intended that proxies will be voted for the election of all other nominees named and for such other person or persons as may be designated by the present Board of Directors. The Board of Directors has no reason to believe that any of the nominees named will be unable or unwilling to serve. UNLESS AUTHORITY TO VOTE FOR ONE OR MORE OF THE DIRECTORS IS WITHHELD, IT IS INTENDED THAT THE SHARES REPRESENTED BY THE ENCLOSED PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES NAMED IN THIS PROXY STATEMENT.

INFORMATION WITH RESPECT TO NOMINEES AND CONTINUING DIRECTORS

         The following table sets forth the names of the nominees and continuing directors, their ages and the year in which each became a director of the Company (including terms as a trustee of the Bank prior to 1992). There are no arrangements or understandings between the Company and any director or nominee pursuant to which such person was elected or nominated to be a director of the Company. For information with respect to security ownership of directors, see "General Information -- Stock Ownership of Management."

                                           END OF                                                DIRECTOR
NAME                              AGE(1)    TERM         POSITION HELD WITH THE COMPANY            SINCE
----                              ------    ----         ------------------------------            -----

NOMINEES FOR A THREE-YEAR
  TERM EXPIRING IN 2000

John W. Norton                      68       1997     Director                                      1978
Nicholas J. Scali                   69       1997     Director                                      1979
Daniel R. Snyder                    47       1997     Director                                      1989

CONTINUING DIRECTORS

Joan M. Costello                    71       1998     Director                                      1972
Ralph W. Decker                     69       1996     Director                                      1982
Joseph R. Donovan                   73       1998     Director                                      1983
John L. Krause                      64       1996     Director                                      1980
William C. Myers                    51       1998     Chairman of the Board, President and
                                                        Chief Executive Officer, Director           1992
Douglas Porto                       66       1998     Director                                      1966
Frederick B. Wildfoerster, Jr.      72       1996     Director                                      1966

------------------------
(1)      At February 14, 1997.

         The principal occupation and business experience of each nominee for election as director and of each continuing director is set forth below.

NOMINEES FOR ELECTION AS DIRECTORS

         JOHN W. NORTON retired in 1989 as President and Chief Executive of Horton Memorial Hospital, a position he had held for the previous 18 years.

         NICHOLAS J. SCALI retired as the Bank's President and Chief Executive Officer in August 1992. Effective September 30, 1993, Mr. Scali retired as Chairman of the Board. Mr. Scali serves as a director of the Retirement System Group, Inc.

         DANIEL R. SNYDER is President and owner of Mid-City Transit Corp., a school bus and transportation company.

CONTINUING DIRECTORS

         JOAN M. COSTELLO retired as Executive Vice President of the Bank in
1991.

         RALPH W. DECKER is a retired dentist.

         JOSEPH R. DONOVAN is owner of Donovan Funeral Home, Goshen, New York. Mr. Donovan also serves as a director of MSB Financial Services, Inc.

         JOHN L. KRAUSE retired in 1994 as the Superintendent of Schools in the Clarkstown, New York, Central School District.

         WILLIAM C. MYERS is the Chairman of the Board, President and Chief Executive Officer of the Company. Mr. Myers was named by the Bank's Board of Directors as President and Chief Executive Officer of the Bank on September 1, 1992. Mr. Myers serves as President of MSB Financial Services, Inc. Effective October 1, 1993, Mr. Myers became Chairman of the Board of Directors of the Company and the Bank. Mr. Myers previously was Executive Vice President of the Bank and has been employed by the Bank for 24 years.

         DOUGLAS PORTO retired in 1989 after 30 years as President and Chief Executive Officer of Wallace Oil Company, Inc. Mr. Porto also serves as a director of MSB Travel, Inc.

         FREDERICK B. WILDFOERSTER is self-employed as an architect.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Exchange Act requires the Company's directors and certain officers, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC and the American Stock Exchange. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on a review of copies of such reports of ownership furnished to the Company, or written representations that no forms were necessary, the Company believes that, during the last fiscal year, all filing requirements applicable to its officers, directors and greater than ten percent stockholders were complied with.

MEETINGS OF THE BOARD AND COMMITTEES OF THE BOARD

         During fiscal 1996, the Board of Directors of the Company held 1 special meeting and 12 regular meetings. No director of the Company attended fewer than 75% in the aggregate of the total number of the Company's board meetings and committee meetings on which such director served. The Board of the Company and the Bank maintain committees, the nature and composition of which are described below.

         The Executive Committee of the Company consists of all members of the Company's Board. The Committee was established to discuss such matters delegated to it by the Board and exercises such powers and authority as are, from time to time, conferred upon it by the Board. The Committee met 1 time in 1996.

         The Nominating Committee consists of Douglas Porto (Chairman), John W. Norton and Nicholas J. Scali. It was recently established to discuss director nominations prior to each Annual Meeting of the Bank and the Company. This Committee met one time in fiscal 1996.

         The Compensation Committee of the Bank consists of Ralph W. Decker (Chairman), John L. Krause (Vice Chairman), Daniel R. Snyder, Douglas Porto and John W. Norton. The Committee meets prior to the Bank's Annual Meeting to review recommendations made by senior management concerning salary increases, officer title changes, promotions and any contemplated changes to the Bank's medical and/or retirement plans. The Committee met 4 times in fiscal 1996.

         The Audit Committee consists of John W. Norton (Chairman), Nicholas J. Scali (Vice Chairman), John L. Krause, Joseph R. Donovan, Ralph W. Decker, Joan
M. Costello and Daniel R. Snyder. It meets with the Bank's internal auditor to review the Auditor's Report, which encompasses the findings and recommendations made by the auditor during periodic audits of specific areas of the Bank. The Committee also meets with the Independent Auditor of the Bank and the Company annually. The Committee met 4 times in fiscal 1996.

DIRECTORS' COMPENSATION

         DIRECTORS' FEES. Directors of the Company receive a $3,000 annual retainer fee. Directors of the Bank, who are not officers of the Bank, receive a $15,000 annual retainer fee. Members of the Committees receive $100 for each meeting attended. Board members who perform property inspections receive $50 per hour for their services. Directors may participate in the MSB Bank Directors' Deferred Compensation Plan. See "Directors' Deferred Compensation Plan."

         DIRECTORS' DEFERRED COMPENSATION PLAN. The Bank maintains the MSB Bank Directors' Deferred Compensation Plan (the "Directors' Deferred Compensation Plan"). Under the Directors' Deferred Compensation Plan, members of the Board of Directors who have been directors for at least one year may elect, prior to the time such fees are earned, to defer all or part of the fees payable to them for their service as directors. The fees so deferred are recorded on the books of the Bank as a liability in the year the fees are earned; however, the amount so deferred is not specifically "funded" by the Bank. The Directors' Deferred Compensation Plan was amended and restated effective as of June 1, 1995 to provide that any deferred fees will be deemed to be invested, at the participant's direction, among certain investment classifications established by the Compensation Committee of the Board. The current investment classifications for the Directors' Deferred Compensation Plan are based on the investment funds under the Bank's 401(k) Plan. A participant's deferred fees, and any earnings or losses attributable to such fees, generally are disbursed to a director, in cash, not earlier than the time his or her service with the Board terminates due to retirement or disability, or upon attainment of age 70. Upon a change of control, as defined in the Directors' Deferred Compensation Plan, a director may elect to receive an immediate lump sum payment of his deferred amounts. In the year ended December 31, 1996, Mr. Snyder elected to defer $19,300 of his director's fee.

         The Bank has established an irrevocable grantor trust to hold fees deferred under the Directors' Deferred Compensation Plan. Pursuant to the terms of the trust, in the event of the Bank's insolvency, trust assets will be considered part of the general assets of the Bank, and the participants in the Directors' Deferred Compensation Plan will have no rights with respect to the trust's assets other than those of unsecured creditors. Marine Midland Bank has been appointed to serve as the independent corporate trustee of the grantor trust. This trust has been structured to comply with guidance issued from the Internal Revenue Service ("IRS") such that the establishment of the trust should not cause the Directors' Deferred Compensation Plan to be considered "funded" by the Bank and, therefore, the directors who participate in the Directors' Deferred Compensation Plan will not recognize income with respect to the deferred fees until distributions are made from the Directors' Deferred Compensation Plan. The Bank will include any trust earnings in its income.

         OUTSIDE DIRECTORS' RETIREMENT PLAN. The Retirement Plan for Board Members of MSB Bancorp, Inc. ("Directors' Retirement Plan") was adopted as of October 21, 1994. The purpose of the Directors' Retirement Plan is to provide retirement benefits to directors of the Company and the Bank who are neither officers nor employees and to ensure that the Company and the Bank will have their continued service and assistance in the conduct of the business in the future. These directors have provided and will continue to provide expertise in enabling the Company and the Bank to experience successful growth and development.

         The Director's Retirement Plan provides a normal retirement benefit for each director who has attained age 65, who has completed 20 or more years of "creditable service" and who agrees to provide consulting services to the Company following retirement. "Creditable service" means service on the Company's Board of Directors, or on the Board of Directors or board of trustees of the Bank, excluding service while the director is a salaried officer or employee of the Bank. In no event will periods of service on both Boards simultaneously be counted more than once. The annual normal retirement benefit is equal to the annual retainer being paid to the director for service on the Board of Directors of the Bank or for service on the Board of Directors of the Company (whichever is greater in the case of a member of both Boards), as in effect in the month in which the director ceases to be a member of such Board. The Directors' Retirement Plan also provides a vested retirement benefit for directors who cease to be members of the Board and who agree to provide consulting services: (1) after completing five or more years of "vesting service," (2) after the Plan is terminated, (3) due to the disability of the director, or (4) upon or after a change of control of the Company. "Vesting service" means service on the Company's Board of Directors, or on the Board of Directors or the board of trustees of the Bank, including service while the director is a salaried officer or employee of the Bank or the Company. The annual vested retirement benefit, when payable at or after age 65, is equal to the annual normal retirement benefit multiplied by the lesser of 1.00 or the quotient of the director's years of creditable service divided by 20. Payment of a vested retirement benefit may commence after the later of the date the director attains age 50 or ceases to be a director, but the amount of the benefit otherwise payable will be reduced by 0.5% for each month that such commencement date precedes the date on which the director would have attained age 65.

         In the event of a "Change of Control," as defined in the Directors' Retirement Plan, each director would receive credit for three additional years of service and the early retirement reduction factor would be 0.25% per month rather than 0.5%. Additionally, a director may elect a lump sum payment after a Change of Control. In the event a director's service terminates within the period beginning three months prior to, and ending three years after, a Change of Control, the director shall not be required to provide consulting services in order to receive retirement benefits. The following table sets forth the estimated annual benefits payable upon retirement at or after age 65 based on the $15,000 annual retainer currently in effect for directors of the Bank and the creditable service classifications specified.

                           YEARS OF CREDITABLE SERVICE
                           ---------------------------
                     5           10           15            20
                     -           --           --            --
                  $3,750       $7,500       $11,250      $15,000

         The Directors' Retirement Plan is unfunded. All benefits payable under the Directors' Retirement Plan will be paid from the Company's current assets. There are no tax consequences to either the director or the Company until benefits are paid out to the director. At that time, the director will recognize income in the amount of the payment and the Company will be entitled to an offsetting deduction.

         DIRECTORS' OPTION PLAN. Under the Directors' Option Plan, each outside director at the time of the Conversion received an option to purchase shares of Common Stock, the amount of which was determined by a formula based on years of service on the Board, at a price of $10.00 per share. Any individual who becomes an outside director will be granted a non-statutory stock option to purchase 3,375 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock at the date of grant. However, to the extent there are less than 3,375 shares remaining for issuance under the Directors' Option Plan, such outside director shall be granted a non-statutory stock option to purchase a number of shares of Common Stock equal to the remaining shares available for issuance. No options were granted or cancelled during fiscal 1996, and no options were exercised during the year. Options for 49,390 shares of Common Stock were exercisable as of December 31, 1996.

EXECUTIVE COMPENSATION

         COMPENSATION COMMITTEE REPORT. The Compensation Committee of the Bank determines executive compensation and makes recommendations to the Board. The Board approved all recommendations presented by the Compensation Committee for 1996. All compensation to executive officers is paid by the Bank; the Company does not compensate its executive officers.

         The Committee's philosophy is to compensate executive officers based on the Company's ability to provide stockholders with a long-term investment return. The Committee evaluates management's ability to determine appropriate business strategies that provide for long-term growth and enhancement of stockholder value. In addition, executive compensation is also based on the executive's furtherance and support of the Company's role as a corporate citizen by supporting the communities the Bank serves and by being a responsible employer. The Committee has not established a policy with respect to qualifying executive compensation for deductibility under section 162(m) of the Internal Revenue Code of 1986 because the compensation paid to each of the executive officers does not reach an amount which would prevent a deduction under such provision.

         Executive compensation is generally reviewed annually and is based on various performance measures and industry comparisons. In evaluating executive performance, consideration is given to, among other things, earnings, asset quality, stock performance and customer service. These performance indicators are also compared to the performance of other financial institutions in the Bank's peer group. The Committee also considers progress made in achieving the goals set in the Company's strategic plan. After assessing executive performance, the Committee reviews compensation levels within the banking industry for each executive officer. The factors the Committee considers when determining executive compensation are not weighted in any particular manner. Instead, compensation decisions are made subjectively based on a combination of such factors.

         The compensation of the Chief Executive Officer ("CEO") is determined by the CEO's achievement of performance goals related to earnings, stock performance, asset quality and customer service. In addition, the compensation of the CEO is based on his performance in providing the vision necessary to determine the Company's goals and strategic direction and the leadership required to attain those goals. The Committee also considers the compensation levels of CEOs at other financial institutions. The factors the Committee considers when determining the compensation of the CEO are not weighted in any particular manner. Instead, compensation decisions are made subjectively based on a combination of such factors. In addition, the decision to award a bonus to the CEO in 1996 was based on the attainment of certain financial goals that were established at the beginning of the fiscal year. No stock options or shares of restricted stock were awarded to the CEO in 1996.

         The Bank's compensation program consists primarily of cash compensation. During 1994, the Bank established an incentive compensation program that provides for a cash payment to its executive officers if certain goals are met. These goals typically relate to financial performance measures such as return on assets and operating expense levels.

         In connection with the Conversion, the Bank adopted the Incentive Stock Plan and the BRPs. The purpose of these plans is to provide additional incentives to certain officers to perform in a superior manner and to encourage such officers to remain with the Bank. The Incentive Stock Plan authorized the granting of 128,800 shares of Common Stock. The BRPs provided for the award of 55,200 shares of Common Stock to certain officers. All of the stock options and BRP awards were granted to executive officers during fiscal 1992 concurrent with the Conversion. However, as a result of the forfeiture of certain awards during fiscal 1993, there are 10,304 stock options that may be granted in the future as well as 3,680 shares of Common Stock that may be awarded under the BRPs. No stock options or shares of restricted stock were awarded to executive officers in 1996.

                             COMPENSATION COMMITTEE

           Ralph W. Decker (Chairman)         John L. Krause (Vice Chairman)
           Douglas Porto                      Daniel R. Snyder
           John W. Norton

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. There are no interlocks, as defined under the rules and regulations of the SEC, between the Compensation Committee and corporate affiliates of members of the Compensation Committee or otherwise.

STOCK PERFORMANCE GRAPH

         The following graph compares the Company's total cumulative stockholder return from September 3, 1992, the date on which the Company's stock began public trading, to December 31, 1996 to the total return for the Nasdaq National Market or AMEX and the total return industry index for publicly traded companies within the same Standard Industry Classification (SIC) code as the Bank. The graph is based on an investment of $100 on September 3, 1992 at the initial public offering price of $10.00 and assumes the reinvestment of all dividends paid in additional shares of the same class of equity securities as those below.








                                 [TO BE INSERTED]

































         THERE CAN BE NO ASSURANCE THAT STOCK PERFORMANCE WILL CONTINUE INTO THE FUTURE WITH THE SAME OR SIMILAR TRENDS DEPICTED IN THE GRAPH ABOVE.

         SUMMARY COMPENSATION TABLE. The following table shows, for the fiscal years ended December 31, 1996, December 31, 1995 and December 31, 1994, the cash compensation paid by the Bank, as well as certain other compensation paid or accrued for those years, to the CEO and the highest paid executive officer whose base salary and bonus exceeded $100,000 in 1996 ("Named Executive Officers") of the Company. MSB Bancorp has not paid any cash compensation to the Named Executive Officers. No other officers received total compensation in excess of $100,000 in fiscal 1996.

                                                                                                 LONG-TERM COMPENSATION
                                                                                 ---------------------------------------------------
                                                   ANNUAL COMPENSATION                    AWARDS                   PAYOUTS
                                                   -------------------           -----------------------  --------------------------

                                                                                                                           ALL
                                                                     OTHER                   RESTRICTED                   OTHER
                                                                    ANNUAL         STOCK      OPTIONS/     LTIP          ANNUAL
          NAME AND                        SALARY      BONUS     COMPENSATION(2)  AWARDS(3)     SARS(4)    PAYOUTS    COMPENSATION(5)
     PRINCIPAL POSITION          YEAR       ($)        ($)            ($)           ($)          (#)        ($)            ($)
     ------------------          ----     ------      -----     ---------------  ---------     -------    -------    ---------------

William C. Myers(1)
  CHAIRMAN OF THE BOARD,
  PRESIDENT AND CHIEF EXECUTIVE
  OFFICER...................     1996      162,490    17,262            --            --          --           --          30,262
                                 1995      142,934     6,365            --            --          --           --          27,029
                                 1994      135,399        --            --            --          --           --          25,070
Gill Mackay
  EXECUTIVE VICE PRESIDENT
  AND CHIEF OPERATING
  OFFICER...................     1996      117,192    12,475            --            --          --           --          23,648
                                 1995       99,164     4,500            --            --          --           --          19,296
                                 1994       93,392        --            --            --          --           --          17,861


----------------------------

(1)      Salary includes director fees paid to Mr. Myers.

(2) Perquisites for the years ended December 31, 1996, December 31, 1995 and December 31, 1994 did not exceed the lesser of $50,000 or 10% of the total of salary and bonus as reported for the Named Executive Officer.

(3) The Bank maintains the BRP, a restricted stock award plan, for the benefit of certain key officers. Awards under the BRPs vest in equal installments at a rate of 20% per year. Awards will be vested 100% upon termination of employment due to death, disability or retirement or following a change in control. At December 31, 1996, Mr. Myers and Mr. Mackay had unvested restricted shares of 2,944 and 1,472, respectively, which had an aggregate market value of $57,776 and $28,888, respectively, on that date. Dividends are paid on shares awarded under the BRP to the same extent as paid on the Company's outstanding Common Stock.

(4) The Company maintains the Incentive Stock Plan for the benefit of officers and employees. Incentive stock options vest in equal installments at a rate of 20% per year. Options will be vested 100% upon termination of employment due to death, disability or retirement or following a change in control. At December 31, 1996, 32,200 options had been granted to Mr. Myers of which 4,000 were exercised in 1996 and 8,995 are presently exercisable. Mr. Mackay was granted 19,320 options, of which 15,456 are presently exercisable. Mr. Mackay did not exercise any options in 1996.

(5) Includes allocations of 1,542, 1,461 and 1,238 shares of Common Stock for 1996, 1995 and 1994 with a total market value of $30,262, $27,029 and $25,070, respectively, as of December 31, 1996, 1995 and 1994, under the Bank's ESOP for the account of Mr. Myers, and allocations of 1,205, 1,043 and 882 shares of Common Stock for 1996, 1995 and 1994 with a market value of $23,648, $19,296 and $17,861, respectively, as of December 31, 1996, 1995 and 1994 under the ESOP for the account of Mr. Mackay.

         EMPLOYMENT AGREEMENTS. The Company entered into employment agreements with Messrs. Myers and Mackay, effective as of September 3, 1994, which were subsequently amended effective as of September 3, 1995 and September 3, 1996. These employment agreements supersede the prior employment agreements entered into by the Bank and the Company with Messrs. Myers and Mackay and are intended to ensure that the Bank and the Company will be able to maintain a stable and competent management base. The continued success of the Bank and the Company depends to a significant degree on the skills and competence of these officers.

         The employment agreements between the Company and Messrs. Myers and Mackay provide for initial five and three year terms, respectively, commencing September 3, 1994. The amendments to the employment agreements, made effective as of September 3, 1995 and September 3, 1996, each extend the initial term of each employment agreement for one additional year. Commencing on the third anniversary of the effective date of the amended employment agreement, in Mr. Myers' case, and the second anniversary of the effective date, in Mr. Mackay's case, the employment agreements extend for an additional day, each day, so that the remaining terms shall always be three years for Mr. Myers and two years for Mr. Mackay unless written notice is given by the Board of Directors or the executive. In no event will the terms of the employment agreements extend beyond the executive's 65th birthday. The employment agreements provide that the base salary of the executive will be reviewed by the Board annually.

         The employment agreements provide for minimum salaries of $135,300 and $97,000 with respect to Messrs. Myers and Mackay, respectively. In addition to the base salary, the employment agreements provide for, among other things, disability pay, participation in stock and other employee benefit plans and other fringe benefits applicable to executive personnel, and supplemental retirement benefits to compensate the executive for the benefits that he cannot receive under the Company's tax-qualified employee benefit plans due to the limitations imposed under the Code. The employment agreements provide for termination by the Company for cause at any time. In the event the Company elects to terminate the executive's employment for reasons other than for cause, or in the event of the executive's resignation from the Bank and the Company upon a (i) failure to re-elect the executive to his current offices or, with respect to Mr. Myers, failure to nominate the executive for board membership,
(ii) a material change in the executive's functions, duties, or responsibilities, or relocation of his principal place of employment, (iii) liquidation or dissolution of the Bank or the Company, or (iv) a breach of the employment agreement by the Company, the executive or, in the event of his death, his beneficiary, will be entitled to receive a severance payment equal to the remaining salary payments due under the employment agreement, and the other cash compensation and benefits that would have been received by the executive during the remaining unexpired term of the employment agreement. The Bank and the Company would also continue the executive's life, health, dental and disability insurance coverage for the remaining unexpired term of the employment agreement.

         In the event of a change of control of the Bank or the Company, the terms of the employment agreements will automatically be extended to the third anniversary, in the case of Mr. Myers, and the second anniversary, in the case of Mr. Mackay, of such change of control. If termination, voluntary (as defined in the employment agreements) or involuntary, results from a change in control of the Bank or the Company, the executive or, in the event of death, his beneficiary, would be entitled to receive a severance payment equal to the remaining salary payments due under the employment agreements and the other cash compensation and benefits that would have been received by the executive during the remaining unexpired term. The Bank and the Company would also continue the executive's life, health, dental and disability coverage for the remaining unexpired term of the employment agreement. A "change of control" is generally defined to mean, during the term of the employment agreement, the acquisition of the Company's or the Bank's stock that would require approval of the FRB under the BHC Act or OTS approval under the Home Owners' Loan Act or the acquisition by a person or group of persons having beneficial ownership of 20% or more of the Bank's or the Company's common stock or a tender offer, exchange offer, merger or other form of business combination, sale of assets, or contested election of directors which results in a change of a majority of the Board of Directors.

         On January 10, 1996, as a part of the Company's raising of additional equity in connection with the acquisition of certain branches from First Nationwide Bank, A Federal Savings Bank ("First Nationwide"), the Company sold 600,000 shares of 8.75% Cumulative Convertible Preferred Stock, Series A ("Series A Preferred Stock") to HUBCO, Inc., a New Jersey-based bank holding company ("HUBCO"), pursuant to the terms and provisions of a Preferred Stock Purchase Agreement (the "Preferred Stock Purchase Agreement"). (See Proposal 2 - Amendment of Certificate of Incorporation to Eliminate the "Limit" - General). In connection with HUBCO's purchase of the Series A Preferred Stock, each of Messrs. Myers and Mackay has agreed that the Series A Preferred Stock sale, a conversion of the Series A Preferred Stock to Common Stock by HUBCO and/or a purchase by HUBCO of not more than 5.0% of the fully diluted outstanding shares of Common Stock during the three years following the date of the Preferred Stock Purchase Agreement shall not constitute a "change of control" for purposes of their respective employment agreements. In the event that any amounts paid to the executive following a change of control would constitute "excess parachute payments" under section 280G of the Code, the employment agreements provide that the executive will be indemnified for any excise taxes imposed due to such excess parachute payments, and any additional income and employment taxes imposed as a result of such indemnification of excise taxes. Any excess parachute payments and indemnification amounts paid will not be deductible compensation expenses for the Company or the Bank.

OPTION PLANS

         The following table provides certain information with respect to the number of shares of Common Stock acquired through the exercise of, or represented by outstanding, stock options held by the Named Executive Officers as of December 31, 1996. Also reported are the values for "in-the-money" options, which represent the positive spread between the exercise price of any such existing stock options and the year-end price of the Common Stock, which was $19.625 per share.

                                                              NUMBER OF SECURITIES
                                                                   UNDERLYING                  VALUES OF UNEXERCISED
                                                                   UNEXERCISED                     IN-THE-MONEY
                            SHARES                               OPTIONS/SARS AT                   OPTIONS/SARS
                           ACQUIRED           VALUE              FISCAL YEAR-END                AT FISCAL YEAR-END
                          ON EXERCISE       REALIZED                   (#)                              ($)
                              (#)              ($)          EXERCISABLE/UNEXERCISABLE        EXERCISABLE/UNEXERCISABLE
                       ----------------   ------------   -------------------------------  ----------------------------
William C. Myers            4,000            26,000                  8,995/6,440                     86,577/61,985
Gill Mackay                   --               --                   15,456/3,864                    148,764/37,191



At December 31, 1996, 32,200 options had been granted to Mr. Myers, of which 4,000 were exercised in 1996 and 8,995 are presently exercisable. Mr. Mackay had been granted 19,320 options, of which 15,456 are presently exercisable. Mr. Mackay did not exercise any options in 1996.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

         From time to time the Bank makes loans to its and the Company's officers, which loans are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features. The Bank does not make loans to its directors or to the Company's directors. The outstanding principal balance of such loans to executive officers and family members of executive officers totaled $ as of December 31, 1996. Non-executive officers and other employees of the Bank may obtain mortgage loans without the payment of points or application fees.

                                   PROPOSAL 2
                           AMENDMENT OF CERTIFICATE OF
                     INCORPORATION TO ELIMINATE THE "LIMIT"

GENERAL

         The Board of Directors recommends that the stockholders of the Company consider and approve a proposal to amend the Certificate of Incorporation of the Company to eliminate the provisions therein that provide that record owners of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the "Limit") are not entitled to any vote in respect of the shares held in excess of the Limit.

         The provisions relating to the Limit do not prohibit any stockholder from owning more than 10% of the outstanding shares of Common Stock of the Company but eliminate the voting power of shares held in excess of 10% of the outstanding shares of Common Stock. These provisions were initially included in the Company's Certificate of Incorporation as one of the antitakeover measures adopted by the Company in connection with its formation as the holding company for MSB Bank when MSB Bank converted from the mutual to stock form of ownership in 1992, and these provisions are permissible for a Delaware corporation such as the Company to include in its certificate of incorporation. However, for the reasons described in the following paragraph, the Company is proposing to eliminate the provisions relating to the Limit.

         On January 10, 1996, as a part of the Company's raising of additional equity in connection with the acquisition of certain branches from First Nationwide, the Company sold 600,000 shares of the Series A Preferred Stock to HUBCO, a New Jersey-based bank holding company, pursuant to the terms and provisions of the Preferred Stock Purchase Agreement.

         Each share of Series A Preferred Stock is convertible into one share of Common Stock on or after January 10, 1999, subject to adjustment in certain events. If HUBCO converted all of the 600,000 shares of Series A Preferred Stock owned by it into shares of Common Stock, based on the number of shares of Common Stock outstanding as of the Record Date, HUBCO would own approximately 21% of the shares of the Company's Common Stock then outstanding. In addition, the Preferred Stock Purchase Agreement permits HUBCO to purchase up to an additional 5% of the outstanding shares of Common Stock through January 4, 1999. Thus, it is possible that, upon HUBCO's conversion of the shares of Series A Preferred Stock into shares of Common Stock, HUBCO could own approximately 26% of the then outstanding shares of Common Stock of the Company. However, if the Limit were still in effect, HUBCO would not be permitted to vote any shares of Common Stock owned in excess of the Limit. HUBCO was unwilling to make such an investment unless the Company agreed to seek approval of the stockholders for the elimination of the Limit. Therefore, in connection with the sale of Series A Preferred Stock to HUBCO, the Company agreed to seek the approval of its stockholders to eliminate the Limit and related provisions from the Company's Certificate of Incorporation, because it believed that HUBCO's investment in the shares of Series A Preferred Stock was necessary in order for the Company to be able to raise sufficient equity in order to consummate the acquisition of branches from First Nationwide.

         The Preferred Stock Purchase Agreement requires the Company to (i) include this Proposal 2 to eliminate the Limit in its 1997 Proxy Statement, as well as to include a similar proposal in the proxy statement for the Company's 1998 annual meeting if this Proposal 2 is not approved by the stockholders; (ii) retain a proxy solicitation firm to assist the Company in obtaining the requisite vote of the stockholders to adopt Proposal 2; and (iii) provide its stockholders with at least 45 days notice of any meeting at which a proposal to eliminate the Limit is to be considered. The Company has complied with these provisions by including this Proposal 2 in this Proxy Statement, by retaining the firm of D.F. King & Co., Inc. as proxy solicitor for the Meeting and by providing its stockholders with at least 45 days notice of the 1997 Annual Meeting of Stockholders. In accordance with the Preferred Stock Purchase Agreement, the Company included a proposal substantially identical to this Proposal 2 in its 1996 Proxy Statement. Such proposal did not receive sufficient votes at the 1996 annual meeting to be adopted by the Company's stockholders.

         The effect of the adoption of Proposal 2 with respect to HUBCO's investment in the Company would be to permit HUBCO to vote any and all of the shares of Common Stock of the Company owned by it, even if such shares exceeded 10% of the outstanding shares, which could constitute a substantial voting block of securities.

         HUBCO would be required to obtain certain regulatory approvals prior to owning 10% or more of the outstanding shares of Common Stock of the Company. In addition, the actual percentage ownership by HUBCO upon its conversion of the shares of Series A Preferred Stock into shares of Common Stock may be greater if, for example, the Company repurchased shares of its Common Stock, or lower, if the Company issued additional shares of Common Stock prior to such conversion.

         The provisions relating to the Limit are set forth in Article FOURTH, Section C, Subsection 1, Subsection 4 and Subsection 7 of the Company's Certificate of Incorporation. The text of the proposed revised Article FOURTH, which is described in greater detail below, is set forth in Exhibit A to this Proxy Statement.

EFFECT OF ELIMINATION OF THE LIMIT ON THE COMPANY'S RIGHTS PLAN AND STOCKHOLDERS

         On September 16, 1994, the Company's Board of Directors adopted the Rights Plan and declared a dividend of one preferred share purchase right ("Right") for each outstanding share of Common Stock, payable on October 7, 1994 to stockholders of record on that date. The Rights Plan is intended to protect stockholders in the event an unsolicited offer or attempt to acquire control of the Company is made, including a coercive or unfair offer or other takeover attempt that could impair the ability of the Company's Board of Directors to fully represent the interests of the Company's stockholders.

         The Rights will be exercisable 20 business days after a person or group of persons acquires 10% or more of the Common Stock ("Acquiring Person") or a person or group of persons announces a tender offer the consummation of which would result in ownership by a person or group of persons of 10% or more of the Common Stock. If a person or group of persons becomes an Acquiring Person, otherwise than pursuant to a cash tender offer for all shares in which such person or group increases its stake to 80% of more of the outstanding shares of Common Stock, each Right will entitle its holder (other than such person or members of such group) to purchase, at the then-current exercise price of the Right, a number of shares of Common Stock having a market value equal to twice the exercise price of the Right. Additionally, if the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power is sold, each Right will entitle its holder to purchase, at the then-current exercise price of the Right, a number of shares of Common Stock of the acquiring company having a market value at that time equal to twice the exercise price of the Right. Subject to certain limitations, the Company's Board of Directors may reduce the 10% threshold. The Rights may be redeemed by the Company under certain circumstances at a price of $.01 per Right, and will expire on October 7, 2004 if not redeemed or exercised earlier.

         In connection with the Preferred Stock Purchase Agreement, the Company amended the Rights Plan to exclude from the definition of "Acquiring Person" HUBCO or any affiliate as a result of HUBCO's acquisition of the Series A Preferred Stock so long as HUBCO and any affiliate is not the beneficial owner of any shares of Common Stock other than shares of Common Stock (A) beneficially owned by HUBCO or any affiliate on the date of the Preferred Stock Purchase Agreement or acquired by HUBCO or any affiliate subsequent to the date of the Preferred Stock Purchase Agreement in compliance therewith, (B) of which HUBCO or any affiliate is or becomes the beneficial owner by reason of the conversion of shares of Series A Preferred Stock into shares of Common Stock, (C) of which HUBCO or any affiliate inadvertently becomes the beneficial owner after the date of the Preferred Stock Purchase Agreement, provided that the number of such shares of Common Stock does not exceed 1.0% of the shares of Common Stock outstanding on the date of the Preferred Stock Purchase Agreement and that HUBCO or any such affiliate, as the case may be, divests such shares of Common Stock as soon as practicable after it becomes aware of such acquisition of beneficial ownership and (D) beneficially owned or otherwise held by HUBCO or any affiliate in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, and in either case in the ordinary course of its banking business.

         If the stockholders of the Company adopt this Proposal 2 to eliminate the Limit, any stockholder who acquires 10% or more of the outstanding shares of Common Stock would be entitled to vote all of such shares, including such shares in excess of 10%. However, the elimination of the Limit is not likely to have a practical effect on stockholders other than HUBCO, unless and until the Rights expire in the year 2004 or the Board of Directors were to redeem the Rights or amend the Rights Plan to permit an acquisition of shares of Common Stock in excess of 10% without such acquisition causing the acquiror to become an "Acquiring Person" for purposes of the Rights Plan. Until such time, the Rights Plan would likely deter any such acquisition, because the provisions of the Rights Plan would still be triggered thereby.

AMENDMENTS TO THE CERTIFICATE OF INCORPORATION

         The effect of deleting Section C, Subsection 1 of Article FOURTH would be to remove the prohibition on voting any shares held in excess of 10% of the outstanding shares of Common Stock, thus removing an antitakeover defense which deters beneficial ownership of shares in excess of the Limit.

         Section C, Subsection 4 of Article FOURTH provides that the Board of Directors may demand and obtain information from stockholders who are reasonably believed to own, or that own, shares in excess of the Limit. This subsection provides a mechanism for the Board of Directors to implement the Limit. If the Limit and related provisions are eliminated, the provisions of this subsection would be unnecessary, and they would be deleted.

         Section C, Subsection 7 of Article FOURTH provides that Section C applies to all stockholders, including stockholders owning an amount of stock in excess of the Limit. If the Limit and related provisions are eliminated, the reference to the Limit in this subsection would be unnecessary and would be deleted.

         The Board of Directors approved the foregoing amendments of the Company's Certificate of Incorporation on February 21, 1997.

         The Certificate of Incorporation provides that Section C of Article FOURTH may not be amended, changed or repealed except upon the affirmative vote of the holders of at least 80% of the votes of then outstanding shares of stock of the Company entitled to vote generally in the election of Directors.

         ACCORDINGLY, YOUR VOTE ON THIS PROPOSAL 2 IS VERY IMPORTANT. BECAUSE APPROVAL OF PROPOSAL 2 REQUIRES THE AFFIRMATIVE VOTE OF AT LEAST 80% OF THE COMPANY'S OUTSTANDING SHARES OF COMMON STOCK, A NON-VOTE OR ABSTENTION WILL BE EQUIVALENT TO A VOTE AGAINST THIS PROPOSAL.

         UNLESS A PROXY IS MARKED TO THE CONTRARY, THE SHARES REPRESENTED BY THE ENCLOSED PROXY WILL BE VOTED FOR THIS PROPOSAL 2.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE
STOCKHOLDERS VOTE FOR APPROVAL OF THESE AMENDMENTS TO THE CERTIFICATE OF INCORPORATION.

                                   PROPOSAL 3
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors has appointed KPMG Peat Marwick LLP to act as independent auditors for the Company and its affiliates, including the Bank, for the fiscal year ending December 31, 1997, subject to ratification of such appointment by the stockholders. Representatives of KPMG Peat Marwick LLP are expected to attend the Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders present at the Meeting.

         In connection with the acquisition by the Bank of seven branches of First Nationwide during January 1996, and the resulting increase in the size of the Company and the Bank, the Boards of Directors of the Company and the Bank determined to replace Nugent & Haeussler, P.C., the Company's independent auditors for the fiscal year ended December 31, 1995, with the firm of KPMG Peat Marwick LLP. The Company's and the Bank's business relationship with Nugent & Haeussler, P.C. had always been good, and none of the reports of Nugent & Haeussler, P.C. on the financial statements of the Company for the two fiscal years ended December 31, 1995 and December 31, 1996 contained an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles. During the Company's fiscal years ended December 31, 1995 and December 31, 1996 there was no disagreement with Nugent & Haeussler, P.C. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Nugent & Haeussler, P.C., would have caused it to make reference to the subject matter of the disagreement in connection with its reports.

         During the Company's fiscal years ended December 31, 1995 and De ember 31, 1996, neither the Company nor anyone on its behalf consulted KPMG Peat Marwick LLP regarding the application of accounting principles to a specific completed or contemplated transaction or the type of audit opinion that might be rendered on the Company's financial statements, and no written or oral advice concerning the same was provided to the Company that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue.

         UNLESS A PROXY IS MARKED TO THE CONTRARY, THE SHARES REPRESENTED BY THE ENCLOSED PROXY WILL BE VOTED FOR RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY.

                             ADDITIONAL INFORMATION

STOCKHOLDER PROPOSALS

         To be considered for inclusion in the proxy statement and proxy relating to the Annual Meeting of Stockholders for the fiscal year ending December 31, 1997, a stockholder's proposal must be received by the Secretary of the Company at the address set forth on the first page of this Proxy Statement, not later than December 6, 1997. Any such proposal will be subject to Rule 14a-8 of the Rules and Regulations of the SEC under the Exchange Act.

NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING

         The By-laws of the Company provide an advance notice procedure for certain business to be brought before an Annual Meeting. In order for a stockholder to properly bring business before an Annual Meeting, the stockholder must give written notice to the Secretary of the Company not less than ninety
(90) days before the time originally fixed for such meeting; provided, however, that in the event that less than one hundred (100) days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made. The notice must include the stockholder's name and address, as it appears on the Company's record of stockholders, a brief description of the proposed business, the reason for conducting such business at the Annual Meeting, the class and number of shares of the Company's capital stock that are beneficially owned by such stockholder and any material interest of such stockholder in the proposed business. In the case of nominations to the Board, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the fiscal year ending December 31, 1997 Annual Meeting any stockholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING

         The Board of Directors knows of no business which will be presented for consideration at the Meeting other than as stated in the Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

         Whether or not you intend to be present at the Meeting, you are urged to complete, sign and return your proxy promptly. If you are present at the Meeting and wish to vote your shares in person, your proxy may be revoked by voting at the Meeting.

         A COPY OF THE COMPANY'S FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996, AS FILED WITH THE SEC, IS INCLUDED IN THE COMPANY'S 1996 ANNUAL REPORT TO STOCKHOLDERS, WHICH ACCOMPANIES THIS PROXY STATEMENT.


                                          By Order of the Board of Directors,




                                          Karen DeLuca
                                          SECRETARY





Goshen, New York
March 10, 1997



         YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                    EXHIBIT A

                                MSB BANCORP, INC.
                   AMENDMENTS TO CERTIFICATE OF INCORPORATION

                           ELIMINATION OF THE "LIMIT"
                           --------------------------


I.       RELEVANT PROVISIONS OF CERTIFICATE PRIOR TO AMENDMENT.
         ------------------------------------------------------

1.       Article FOURTH, Section C, Subsection 1.

         C. 1. Notwithstanding any other provision of this Certificate of Incorporation, in no event shall any record owner of any outstanding Common Stock which is beneficially owned, directly or indirectly, by a person who, as of any record date for the determination of stockholders entitled to vote on any matter, beneficially owns in excess of 10% of the then-outstanding shares of Common Stock (the "Limit"), be entitled, or permitted to any vote in respect of the shares held in excess of the Limit. The number of votes which may be cast by any record owner by virtue of the provisions hereof in respect of Common Stock beneficially owned by such person owning shares in excess of the Limit shall be a number equal to the total number of votes which a single record owner of all Common Stock owned by such person would be entitled to cast, multiplied by a fraction, the numerator of which is the number of shares of such class or series which are both beneficially owned by such person and owned of record by such record owner and the denominator of which is the total number of shares of Common Stock beneficially owned by such person owning shares in excess of the Limit.

2.       Article FOURTH, Section C, Subsection 4.

         4. The Board of Directors shall have the right to demand that any person who is reasonably believed to beneficially own Common Stock in excess of the limit (or holds of record Common Stock beneficially owned by any person in excess of the Limit) supply the Corporation with complete information as to (i) the record owner(s) of all shares beneficially owned by such person who is reasonably believed to own shares in excess of the Limit, (ii) any other factual matter relating to the applicability or effect of this section as may reasonably be requested of such person.

3.       Article FOURTH, Section C, Subsection 7.

         In the event any provision (or portion thereof) of this Section C shall be found to be invalid, prohibited or unenforceable for any reason, the remaining provisions (or portions thereof) of this Section shall remain in full force and effect, and shall be construed as if such invalid, prohibited or unenforceable provision had been stricken here from or otherwise rendered inapplicable, it being the intent of this Corporation and its stockholders that each such remaining provision (or portion thereof) of this Section C remain, to the fullest extent permitted by law, applicable and enforceable as to all stockholders, including stockholders owning an amount of stock over the Limit, notwithstanding any such finding.

4.       Article SIXTH, Section D.

         D. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any Directors, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80 percent of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors (after giving effect to the provisions of Article FOURTH of this Certificate of Incorporation ("Article FOURTH")), voting together as a single class.

5.        Article SEVENTH.

         SEVENTH: The Board of Directors is expressly empowered to adopt, amend or repeal Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the corporation by the Board of Directors shall require the approval of a majority of the Whole Board. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least 80 percent of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of Directors (after giving effect to the provisions of Article FOURTH), voting together as a single class, shall be required to adopt, amend or repeal any provisions of the Bylaws of the Corporation.

6.       Article EIGHTH, Section A.

         EIGHTH: A. In addition to any affirmative vote required by law or this Certificate of Incorporation, and except as otherwise expressly provided in this Section A:

         1. any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Stockholder (as hereinafter defined) or (i ) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

         2. any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder, or any Affiliate of any Interested Stockholder, of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) equaling or exceeding 25% or more of the combined assets of the Corporation and its Subsidiaries; or

         3. the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value (as hereinafter defined) equaling or exceeding 25% of the combined Fair Market Value of the outstanding common stock of the Corporation and its Subsidiaries, except for any issuance or transfer pursuant to an employee benefit plan of the Corporation or any Subsidiary thereof; or

         4. the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholder; or

         5. any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder;

shall require the affirmative vote of the holders of at least 80% of the voting power of the then-outstanding shares of stock of the Corporation entitled to vote in the election of Directors (the "Voting Stock") (after giving effect to the provisions of Article FOURTH), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or by any other provisions of this Certificate of Incorporation or any Preferred Stock Designation or in any agreement with any national securities exchange or otherwise.

         The term "Business Combination" as used in this Article EIGHTH shall mean any transaction which is referred to in any one or more of paragraphs 1 through 5 of Section A of this Article EIGHTH.

7.       Article TWELFTH.

         TWELFTH: The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least 80 percent of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of Directors (after giving effect to the provisions of Article FOURTH), voting together as a single class, shall be required to amend or repeal this Article TWELFTH, Section C of Article FOURTH, Sections C or D of Article FIFTH, Article SIXTH, Article SEVENTH, Article EIGHTH or Article TENTH.



II.      RELEVANT PROVISIONS OF CERTIFICATE INCLUDING AMENDMENT.
         -------------------------------------------------------


          (NOTE: MATERIAL TO BE DELETED IS INDICATED BY STRIKETHROUGH.)

1. Article FOURTH, Section C, Subsection 1, which reads as follows, is deleted:


         C. 1.


2. Article FOURTH, Section C, Subsection 4, which reads as follows, is deleted:


         4.


3.       Article FOURTH, Section C, Subsection 7, is amended to read as follows:

         In the event any provision (or portion thereof) of this Section C shall be found to be invalid, prohibited or unenforceable for any reason, the remaining provisions (or portions thereof) of this Section shall remain in full force and effect, and shall be construed as if such invalid, prohibited or unenforceable provision had been stricken here from or otherwise rendered inapplicable, it being the intent of this Corporation and its stockholders that each such remaining provision (or portion thereof) of this Section C remain, to the fullest extent permitted by law, applicable and enforceable as to all stockholders.


4.       Article FOURTH is renumbered to reflect the above deletions.

5.       Article SIXTH, Section D, is amended to read as follows:


         D. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any Directors, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80 percent of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class.


6.        Article SEVENTH is amended to read as follows:


         SEVENTH: The Board of Directors is expressly empowered to adopt, amend or repeal Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the corporation by the Board of Directors shall require the approval of a majority of the Whole Board. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least 80 percent of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to adopt, amend or repeal any provisions of the Bylaws of the Corporation.


7.       Article EIGHTH, Section A, is amended to read as follows:

         EIGHTH: A. In addition to any affirmative vote required by law or this Certificate of Incorporation, and except as otherwise expressly provided in this Section A:

         1. any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Stockholder (as hereinafter defined) or (i ) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

         2. any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder, or any Affiliate of any Interested Stockholder, of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) equaling or exceeding 25% or more of the combined assets of the Corporation and its Subsidiaries; or

         3. the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value (as hereinafter defined) equaling or exceeding 25% of the combined Fair Market Value of the outstanding common stock of the Corporation and its Subsidiaries, except for any issuance or transfer pursuant to an employee benefit plan of the Corporation or any Subsidiary thereof; or

         4. the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholder; or

         5. any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder;


shall require the affirmative vote of the holders of at least 80% of the voting power of the then-outstanding shares of stock of the Corporation entitled to vote in the election of Directors (the "Voting Stock"), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or by any other provisions of this Certificate of Incorporation or any Preferred Stock Designation or in any agreement with any national securities exchange or otherwise.


         The term "Business Combination" as used in this Article EIGHTH shall mean any transaction which is referred to in any one or more of paragraphs 1 through 5 of Section A of this Article EIGHTH.

8.       Article TWELFTH is amended to read as follows:


         TWELFTH: The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least 80 percent of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to amend or repeal this Article TWELFTH, Section C of Article FOURTH, Sections C or D of Article FIFTH, Article SIXTH, Article SEVENTH, Article EIGHTH or Article TENTH.